Exhibit 99

RPC, Inc. Announces Regular Quarterly Cash Dividend and

Special Year-End Cash Dividend

ATLANTA, October 25, 2017 - RPC, Inc. (NYSE: RES) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.07 per share. Additionally, the Board declared a special year-end dividend of $0.07 per share. Both dividends are payable December 11, 2017 to common stockholders of record at the close of business on November 10, 2017.

“The decision of our Board of Directors to reinstate a regular quarterly dividend and declare a second consecutive special year-end dividend represents a tangible way to reward our shareholders for their long-term interest in our company,” stated Richard A. Hubbell, RPC’s President and Chief Executive Officer. “Our balance sheet will remain strong following the payment of this dividend, and we note that we will continue to be conservatively capitalized following the payment of these dividends. Given our view of the current operating environment and prospects for the U.S. domestic oilfield, we believe that we will continue to be capable of supporting our operations and pursue strategic opportunities to enhance our shareholder value.”

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found on the Internet at www.rpc.net.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation, our belief that the current operating environment and prospects will allow us to continue to be capable of supporting our operations and pursue strategic opportunities to enhance our shareholder value. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of RPC to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Such risks include changes in general global business and economic conditions, including volatility of oil and natural gas prices; credit risks associated with collections of our accounts receivable from customers experiencing challenging business conditions; drilling activity and rig count; risks of reduced availability or increased costs of both labor and raw materials used in providing our services; the impact on our operations if we are unable to comply with the regulatory and environmental laws; turmoil in the financial markets and the potential difficulty to fund our capital needs; the potentially high cost of capital required to fund our capital needs; the impact of the level of unconventional exploration and production activities may cease or change in nature so as to reduce demand for our services; the actions of the OPEC cartel; the ultimate impact of current and potential political unrest and armed conflict in the oil production regions of the world, which could impact drilling activity; adverse weather conditions in oil and gas producing regions, including the Gulf of Mexico; competition in the oil and gas industry; an inability to implement price increases; risks of international operations; and our reliance upon large customers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in RPC's Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016.

For information about RPC, Inc. or this press release, please contact:

Ben M. Palmer

Chief Financial Officer

(404) 321-2140

irdept@rpc.net

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@rpc.net